Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Vale S.A. (No. 333-286610) and Vale Overseas Limited (No. 333-286610-01) and Registration Statements on Form S-8 of Vale S.A. (No. 333-223718 and 333-292195) of our report dated February 12, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting of Vale S.A., which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

March 27, 2026